Exhibit 99.1

Press Release

For more information

Media Relations: Wade Coleman Director Public Relations Fiserv, Inc. 678-375-1210 wade.coleman@fiserv.com	Investor Relations: Peter Holbrook Vice President Investor Relations Fiserv, Inc. 262-879-5055 peter.holbrook@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2012 Results

Adjusted internal revenue growth of 4 percent;

Adjusted EPS increases 18 percent to $1.20;

Full year 2012 guidance affirmed

Brookfield, Wis., May 1, 2012 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the first quarter of 2012.

GAAP revenue in the first quarter was $1.11 billion compared with $1.05 billion in the first quarter of 2011. Adjusted revenue was $1.03 billion in the first quarter compared with $982 million in 2011, an increase of 5 percent.

GAAP earnings per share from continuing operations for the first quarter was $0.95 compared with $0.77 in the first quarter of 2011. Adjusted earnings per share from continuing operations in the first quarter increased 18 percent to $1.20 compared with $1.02 in the comparable quarter of 2011.

“We are off to a great start in 2012 with above plan performance for revenue and earnings per share in the quarter,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “There is continuing evidence that our broad range of technology solutions will support the needs of the evolving financial services market.”

Press Release

First Quarter 2012

•	Adjusted revenue grew 5 percent in the quarter to $1.03 billion compared with $982 million in the prior year period.

•	Adjusted internal revenue growth in the quarter was 4 percent for the total company, including 3 percent in the Payments segment and 4 percent in the Financial segment.

•	Adjusted operating margin increased 40 basis points in the quarter to 28.7 percent compared with the prior year period.

•	Adjusted earnings per share increased 18 percent to $1.20 in the first quarter compared with $1.02 in the prior year period.

•	Free cash flow for the quarter was $183 million compared with $244 million in the prior year period.

•

The company repurchased 3.7 million shares for $245 million in the first quarter and had approximately 11 million shares remaining under its existing share repurchase authorizations as of March 31, 2012.

•	The company signed 78 electronic bill payment clients, 59 debit clients and 93 person-to-person (P2P) clients in the quarter.

•	During the quarter, 148 clients committed to offer Mobiliti® from Fiserv. To date, the company has signed nearly 1,000 financial institutions to its mobile banking solutions.

•

The company announced that it will combine the Popmoney® and ZashPay® payment networks, and brand the enhanced service as Popmoney. The resulting P2P network includes nearly 1,500 financial institutions reaching more than 35 million consumers through existing online and mobile banking relationships.

•

On April 16, 2012, Cliff Skelton joined the company as its Executive Vice President and Chief Information Officer. Mr. Skelton brings extensive technology and financial services experience to Fiserv, including senior leadership roles at Ally Financial Corporation and Bank of America.

•	A number of new and expanded client relationships occurred in the quarter including:

•

AmericanWest Bank, headquartered in Spokane, Wash., with $2.3 billion in assets, expanded its relationship with Fiserv by selecting CheckFree® RXP® and CheckFree Small Business for bill payment. AmericanWest Bank also uses Precision® for account processing, Integrated Teller for real-time access to account information, Director™ for document imaging and Business Analytics.

•

BridgePortfolio, Inc., a leading provider of back-office support for investment advisors headquartered in Chicago, Ill., agreed to expand its relationship to use Wealth Management Solutions from Fiserv. BridgePortfolio will leverage Portfolio Management & Trading Solutions, Messaging Services, Financial Advisor Workbench, and OneViewSM from Fiserv to offer its clients a broad range of tools to service customers for account opening, trading, rebalancing and billing.

Press Release

•

CFE Federal Credit Union, headquartered in Lake Mary, Fla., with $1.3 billion in assets, selected the Acumen® account processing solution from Fiserv. CFE FCU will also implement WireXchange® for wire funds processing, Prologue™ Financial Accounting Services, Nautilus® for enterprise content management and Next Multi-Channel Marketing to manage targeted product offers and service messages.

•

Chemung Canal Trust Company, the oldest, active independent bank in New York State, operating 29 branch offices in the Southern Tier and the Capital District of New York and the Northern Tier of Pennsylvania, with $1.2 billion in assets, will implement debit processing, the ACCEL/Exchange® PIN-debit Network, ATM Processing and UChoose Rewards® from Fiserv. The bank also leverages the Premier® account processing platform, EasyLender® Mortgage, Retail Online™ and item processing solutions from Fiserv.

•

CSE Federal Credit Union, based in Lake Charles, La., with $300 million in assets, selected the Portico® account processing platform from Fiserv. The credit union also selected Mobiliti for mobile banking, Virtual Branch® for online banking and lending, AccountCreateSM for online account opening, and Wisdom™ for accounting.

•

Fidelity Bank, a full-service financial institution headquartered in Fuquay-Varina, N.C., with assets of approximately $1.4 billion, selected Fiserv for an integrated suite of solutions. The bank will implement the Precision® account processing platform, CheckFree RXP and CheckFree Small Business for bill payment, the ACCEL/Exchange PIN-debit network and debit processing from Fiserv.

•

First National Bank of Pennsylvania, a $9.6 billion institution, selected Mobiliti from Fiserv for mobile banking and payments. A long-time Fiserv client on the Premier account processing platform, the bank will implement Mobiliti to enhance its robust multi-channel banking and payments experience. The bank already relies on Fiserv for a variety of solutions including analytics and intelligence, source capture, online banking, bill payment and P2P payments.

•

International Cash Exchange, LLC (ICE), one of the nation’s leading providers of reloadable prepaid cards serving the needs of the underbanked consumer, selected Fiserv to implement Prepaid Processing Services and Card Production Services with prepaid debit cards issued by a regional bank client of Fiserv. ICE prepaid cards are sold at over 500 check cashing locations across the United States. Fiserv is providing a full suite of prepaid services including complete program management services for card fulfillment, risk management controls and cardholder services.

•

Panin Bank, headquartered in Jakarta, Indonesia with more than $12 billion in assets, expanded its relationship with Fiserv. An existing Fiserv client using the Signature® account processing solution, the bank selected Corillian Online®, Mobiliti, Aperio™ and Teller for an integrated digital channels experience. The bank will also implement card management solutions from Fiserv.

Press Release

•

USAA Federal Savings Bank, headquartered in San Antonio and the 29th largest bank in the United States, extended its relationship with Fiserv by renewing its bill payment agreement and expanding it to include expedited payment capabilities.

•

Winchester Savings Bank, headquartered in Winchester, Mass. with $532 million in assets, selected Fiserv for a full-service banking solution based on the Cleartouch® account processing solution. The bank will also implement Prologue for general ledger and financial management, EasyLender for loan origination, item processing solutions for check processing, and debit and credit card management services.

Outlook for 2012

Fiserv continues to expect 2012 adjusted revenue growth to be in a range of 4 to 6 percent and adjusted internal revenue growth to be in a range of 3.0 to 4.5 percent. The company also expects 2012 adjusted earnings per share to be in a range of $5.04 to $5.20, which represents growth of 10 to 14 percent over $4.58 in 2011.

“We’re on track to achieve our full-year guidance, and continue to believe that we will have stronger results in the second half of the year,” said Yabuki.

Earnings Conference Call

The company will discuss its first quarter 2012 results on a conference call and webcast at 4 p.m. CDT on Tuesday, May 1, 2012. To register for the event, go to www.fiserv.com and click on the Q1 Earnings webcast link. Supplemental materials will be available in the “Investor Relations” section of the website.

About Fiserv

Fiserv, Inc. (NASDAQ: FISV) is a leading global technology provider serving the financial services industry. Fiserv is driving innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For six of the past eight years, Fiserv ranked No. 1 on the FinTech 100, an annual international listing of the top technology providers to the financial services industry. For more information, visit www.fiserv.com.

Press Release

Use of Non-GAAP Financial Measures

We supplement our reporting of revenue, operating income, income from continuing operations and earnings per share information determined in accordance with GAAP by using “adjusted revenue,” “adjusted operating income,” “adjusted income from continuing operations,” “adjusted earnings per share,” “adjusted operating margin,” “free cash flow” and “adjusted internal revenue growth” in this earnings release. Management believes that adjustments for certain non-cash or other expenses and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, income from continuing operations and earnings per share to calculate these non-GAAP measures.

Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions, severance costs, merger costs, certain integration expenses related to acquisitions and certain costs associated with the achievement of the company’s operational effectiveness objectives. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are non-GAAP financial measures and are described on page 12. We believe free cash flow is useful to measure the funds generated in a given period that are available for strategic capital decisions. We believe adjusted internal revenue growth is useful because it presents revenue growth excluding all acquired revenue and postage reimbursements in our Output Solutions business. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, income from continuing operations and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

Press Release

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted earnings per share, adjusted revenue growth and adjusted internal revenue growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact on the company’s business of the current state of the economy, including the risk of reduction in revenue resulting from decreased spending on the products and services that the company offers; legislative and regulatory actions in the United States and internationally, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations; the company’s ability to successfully integrate recent acquisitions into the company’s operations; changes in client demand for the company’s products or services; pricing or other actions by competitors; the impact of the company’s strategic initiatives; the company’s ability to comply with government regulations, including privacy regulations; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue
Processing and services	$909	$862
Product	199	186

Total revenue	1,108	1,048

Expenses
Cost of processing and services	502	474
Cost of product	159	150
Selling, general and administrative	206	203

Total expenses	867	827

Operating income	241	221
Interest expense—net	(43)	(45)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	198	176
Income tax provision	(68)	(64)
Income from investment in unconsolidated affiliate	3	2

Income from continuing operations	133	114
Loss from discontinued operations	(1)	(2)

Net income	$132	$112

GAAP earnings (loss) per share—diluted:
Continuing operations	$0.95	$0.77
Discontinued operations	(0.01)	(0.01)

Total	$0.94	$0.76

Diluted shares used in computing earnings (loss) per share	140.5	147.7

Press Release

Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2012	2011
GAAP income from continuing operations	$133	$114
Adjustments:
Merger and integration costs	3	2
Severance costs	12	18
Amortization of acquisition-related intangible assets	40	38
Tax impact of adjustments	(20)	(21)

Adjusted income from continuing operations	$168	$151

GAAP earnings per share—continuing operations	$0.95	$0.77
Adjustments—net of income taxes:
Merger and integration costs	0.01	0.01
Severance costs	0.06	0.08
Amortization of acquisition-related intangible assets	0.18	0.16

Adjusted earnings per share	$1.20	$1.02

See page 5 for disclosures related to the use of non-GAAP financial information. Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended March 31,
	2012	2011
Total Company
Revenue	$1,108	$1,048
Output Solutions postage reimbursements	(74)	(66)

Adjusted revenue	$1,034	$982

Operating income	$241	$221
Merger and integration costs	3	2
Severance costs	12	18
Amortization of acquisition-related intangible assets	40	38

Adjusted operating income	$296	$279

Operating margin	21.8%	21.1%
Adjusted operating margin	28.7%	28.3%

Payments and Industry Products (“Payments”)
Revenue	$619	$580
Output Solutions postage reimbursements	(74)	(66)

Adjusted revenue	$545	$514

Operating income	$161	$156

Operating margin	26.0%	26.8%
Adjusted operating margin	29.5%	30.3%

Financial Institution Services (“Financial”)
Revenue	$501	$480

Operating income	$151	$139

Operating margin	30.2%	28.9%

Corporate and Other
Revenue	$(12)	$(12)

Operating loss	$(71)	$(74)
Merger and integration costs	3	2
Severance costs	12	18
Amortization of acquisition-related intangible assets	40	38

Adjusted operating loss	$(16)	$(16)

See page 5 for disclosures related to the use of non-GAAP financial information. Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$132	$112
Adjustment for discontinued operations	1	2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	48	47
Amortization of acquisition-related intangible assets	40	38
Share-based compensation	14	12
Deferred income taxes	(1)	4
Other non-cash items	(7)	(9)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	18	48
Prepaid expenses and other assets	(5)	(24)
Accounts payable and other liabilities	(9)	57
Deferred revenue	5	(4)

Net cash provided by operating activities	236	283

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(58)	(56)
Payments for acquisitions of businesses, net of cash acquired	—	(49)
Other investing activities	—	(6)

Net cash used in investing activities	(58)	(111)

Cash flows from financing activities
Issuance of common stock and treasury stock	35	32
Purchases of treasury stock	(243)	(252)
Other financing activities	4	2

Net cash used in financing activities	(204)	(218)

Change in cash and cash equivalents	(26)	(46)
Beginning balance	337	563

Ending balance	$311	$517

Press Release

Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	March 31,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$311	$337
Trade accounts receivable – net	650	666
Deferred income taxes	38	44
Prepaid expenses and other current assets	317	309

Total current assets	1,316	1,356

Property and equipment – net	260	258
Intangible assets – net	1,851	1,881
Goodwill	4,721	4,720
Other long-term assets	336	333

Total assets	$8,484	$8,548

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$799	$836
Current maturities of long-term debt	178	179
Deferred revenue	376	369

Total current liabilities	1,353	1,384

Long-term debt	3,218	3,216
Deferred income taxes	620	617
Other long-term liabilities	78	73

Total liabilities	5,269	5,290
Shareholders’ equity	3,215	3,258

Total liabilities and shareholders’ equity	$8,484	$8,548

Press Release

Fiserv, Inc.

Selected Non-GAAP Financial Measures

(In millions, unaudited)

Adjusted Internal Revenue Growth (1)	Three Months Ended March 31, 2012
Payments Segment	3%
Financial Segment	4%

Total Company	4%

(1)

Adjusted internal revenue growth is measured as the increase in adjusted revenue (see page 9), excluding acquired revenue, for the current period divided by adjusted revenue from the prior year period. Acquired revenue was $16 million ($15 million in the Payments segment and $1 million in the Financial segment) for the first quarter of 2012.

Free Cash Flow (2)	Three Months Ended March 31,
	2012	2011
Net income from continuing operations	$133	$114
Depreciation and amortization	88	85
Other non-cash items	6	7

Sub-total	227	206
Change in working capital, net	9	77

Net cash provided by operating activities	236	283
Capital expenditures	(58)	(56)
Other adjustments (3)	5	17

Free cash flow	$183	$244

(2)

Free cash flow is calculated as net cash provided by operating activities less capital expenditures, and excludes items which management believes may not be indicative of the future free cash flow of the company.

(3)	Free cash flow excludes the net change in settlement assets and obligations and tax-effected severance, merger and integration payments.

See page 5 for disclosures related to the use of non-GAAP financial information.

FISV-E

# # #